Exhibit 32.2

Certification of Periodic Report
Pursuant to 18 U.S.C. Section 1350
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, the undersigned hereby certifies that (i) the Quarterly Report of First United Corporation on Form 10-Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First United Corporation.

Date: May 5, 2006	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, CPA, CFP,
Senior Vice President and Chief Financial Officer

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